Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

Hudbay Minerals Inc.

Corporate name / Dénomination sociale

1661501-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Hantz Prosper

Director / Directeur

2025-01-01

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

Hudbay Minerals Inc.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The annexed Schedule A is incorporated in this form.

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 6 **Maximum number** 13

6 - Restrictions, if any, on the business the corporation may carry on

None

7 - Other provisions, if any

The annexed Schedule B is incorporated in this form.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

○	**183 - Long form:** approved by special resolution of shareholders	⦿	**184(1) - Vertical short-form:** approved by resolution of directors	○	**184(2) - Horizontal short-form:** approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
Hudbay Minerals Inc.	1562824 - 5	[signature]
Hudbay Marketing & Sales Inc.	0656326 - 1	[signature]
HUDBAY METAL MARKETING INC. SOCIETE DE COMMERCIALISATION HUDBAY INC.	0361624 - 0	[signature]

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Canada

Schedule A
to
Articles of Amalgamation

The Corporation is authorized to issue an unlimited number of preference shares, issuable in series, and an unlimited number of common shares.

The rights, privileges, restrictions and conditions attaching to each class of shares is as follows:

Preference Shares

The preference shares as a class shall have attached thereto the following rights, restrictions, limitations and prohibitions:

i. The preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions.

ii. The preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the preference shares as may be fixed in accordance with clause (i) herein.

iii. If any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate rateably in respect of such dividends and return of capital.

iv. The preference shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine.

v. Unless the directors otherwise determine in the articles of amendment designating a series, no holder of preference shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation or

corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Canada Business Corporations Act (the "Act"), in any of which events each holder of preference shares shall have one (1) vote for each such share held.

vi. The holders of preference shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190(2) of the Act (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the articles of the Corporation to:

a. increase or decrease any maximum number of authorized preference shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the preference shares or any series thereof;

b. effect an exchange, reclassification or cancellation of the preference shares or any series thereof; or

c. create a new class or series of shares equal or superior to the preference shares or any series thereof;

provided that the holders of preference shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing the amendment to the articles of the Corporation of the nature referred to above.

Common Shares

The common shares shall be entitled to vote at all meetings of the shareholders, each common share carrying one vote and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to receive the remaining property of the Corporation upon dissolution.

Schedule B
to
Articles of Amalgamation

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (the "**Act**"), the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

a) borrow money upon the credit of the Corporation;

b) issue, re-issue, sell or pledge debt obligations of the Corporation;

c) subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligations of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual and general meeting.